As filed with the Securities and Exchange Commission on April 29, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XPERI HOLDING CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	81-4734590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3025 Orchard Parkway

San Jose, California 95134

(408) 321-6000

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Xperi Holding Corporation 2020 Equity Incentive Plan

Xperi Holding Corporation 2020 Employee Stock Purchase Plan

(Full title of the Plan)

Paul Davis, Esq.

Chief Legal Officer

Xperi Holding Corporation

3025 Orchard Parkway

San Jose, California 95134

(408) 321-6000

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Zaitun Poonja, Esq.

Morgan, Lewis & Bockius LLP

1400 Page Mill Road

Palo Alto, California 94304

(650) 843-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Xperi Holding Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) an additional 8,800,000 shares of common stock, $0.001 par value per share (“Common Stock”) under the Xperi Holding Corporation 2020 Equity Incentive Plan, as amended (the “2020 Equity Plan”), and (ii) an additional 6,000,000 shares of Common Stock under the Xperi Holding Corporation 2020 Employee Stock Purchase Plan, as amended (the “2020 ESPP”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the 2020 Equity Plan and the 2020 ESPP covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.  Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the 2020 Equity Plan and the 2020 ESPP covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 24, 2022 (the “2021 10-K”);
(2)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 4, 2022, February 4, 2022, and February 23, 2022;
(3)	The information specifically incorporated by reference into the 2021 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 16, 2022; and
(4)

The description of the Registrant’s Common Stock contained in Exhibit 4.1 to the 2021 10-K, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement to the extent furnished but not filed.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration

Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Registrant’s Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference, and Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference, contain provisions that provide for the indemnification of officers and directors to the fullest extent as is permitted by the laws of the State of Delaware, as may be amended from time to time.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as may be amended from time to time.

The Registrant maintains policies that insure its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index immediately following the signature pages and is incorporated herein by reference.

Item 9.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6—Indemnification of Directors and Officers”, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 29, 2022.

By:/s/ Paul Davis                         _

Paul Davis

Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint Paul Davis and Robert Andersen his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon Kirchner	Chief Executive Officer, President and Director
Jon Kirchner	(Principal Executive Officer)	April 29, 2022

/s/ Robert Andersen	Chief Financial Officer (Principal Financial and
Robert Andersen	Accounting Officer)	April 29, 2022

/s/ Dave Habiger
Dave Habiger	Chairman of the Board of Directors	April 29, 2022

/s/ Darcy Antonellis
Darcy Antonellis	Director	April 29, 2022

/s/ Laura Durr
Laura Durr	Director	April 29, 2022

/s/ Daniel Moloney
Daniel Moloney	Director	April 29, 2022

/s/ Tonia O’Connor
Tonia O’Connor	Director	April 29, 2022

/s/ Raghavendra Rau
Raghavendra Rau	Director	April 29, 2022

/s/ Christopher A. Seams
Christopher A. Seams	Director	April 29, 2022

EXHIBIT INDEX

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on June 1, 2020, and incorporated herein by reference)

4.2

Amended and Restated Bylaws of the Company, dated May 29, 2020 (filed as Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the SEC on June 1, 2020, and incorporated herein by reference)

4.3	Description of Capital Stock (Exhibit 4.1 to Form 8-K, dated November 8, 2017).
4.4

Xperi Holding Corporation 2020 Equity Incentive Plan (incorporated by reference to Exhibit 4.10 of the Company’s Registration Statement on Form S-8 filed with the SEC on June 1, 2020 (File No. 333-238846))

4.5

Xperi Holding Corporation 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.11 of the Company’s Registration Statement on Form S-8 filed with the SEC on June 1, 2020 (File No. 333-238846))

4.6	Form of Amendment to Xperi Holding Corporation 2020 Equity Incentive Plan (Appendix A to Registrant’s Proxy Statement for the 2022 Annual Meeting of Stockholders, filed on March 16, 2022).
4.7	Form of Amendment to Xperi Holding Corporation 2020 Employee Stock Purchase Plan (Appendix B to Registrant’s Proxy Statement for the 2022 Annual Meeting of Stockholders, filed on March 16, 2022).
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature pages hereto)
107	Filing Fee Table